UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2026

Date of Report (date of earliest event reported)

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39680	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square, P.O. Box 4887 Lancaster, Pennsylvania	17604
(Address of Principal Executive Offices)	(Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 24, 2025 (the “Merger Agreement”), by and between Fulton Financial Corporation, a Pennsylvania corporation (“Fulton”), and Blue Foundry Bancorp, a Delaware corporation (“Blue Foundry”).

Effective on April 1, 2026 (the “Closing Date”), Fulton completed its previously announced acquisition of Blue Foundry. Pursuant to the Merger Agreement, on the Closing Date, Blue Foundry merged with and into Fulton (the “Merger”), with Fulton surviving the Merger. Following the Merger, Blue Foundry Bank, a New Jersey-chartered stock savings bank and wholly owned subsidiary of Blue Foundry (“Blue Foundry Bank”), will operate as a separate, wholly owned subsidiary of Fulton until Blue Foundry Bank merges with and into Fulton Bank, N.A., a national banking association and wholly owned subsidiary of Fulton (“Fulton Bank”), with Fulton Bank continuing as the surviving bank, which is expected to occur during the summer of 2026 around the time of systems conversion.

Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.01 par value per share, of Blue Foundry (“Blue Foundry Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was converted into the right to receive 0.650 of a share of common stock, par value $2.50 per share, of Fulton (“Fulton Common Stock”) and cash in lieu of fractional shares (the “Merger Consideration”).

In addition, at the Effective Time, each option to purchase shares of Blue Foundry Common Stock (“Blue Foundry Option”) granted under Blue Foundry’s equity compensation plan that was outstanding immediately prior to the Effective Time fully vested (to the extent unvested) and was cancelled and converted into the right to receive from Fulton a cash payment equal to the product of (i) the number of shares of Blue Foundry Common Stock subject to such Blue Foundry Option as of immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (a) $20.99 (the “Parent Share Closing Price”) over (b) the exercise price per share of Blue Foundry Common Stock subject to such Blue Foundry Option immediately prior to the Effective Time. If the per share exercise price of a Blue Foundry Option that was outstanding immediately prior to the Effective Time was equal to or greater than the Parent Share Closing Price, then such Blue Foundry Option was cancelled at the Effective Time for no consideration.

As provided in the Merger Agreement, each award in respect of a share of Blue Foundry Common Stock subject to vesting, repurchase or other time-based or performance-based lapse restrictions granted under Blue Foundry’s equity compensation plan that was outstanding immediately prior to the Effective Time was converted into, and was cancelled in exchange for, the right to receive the Merger Consideration.

In connection with the Merger, Fulton issued approximately 12,435,599 shares of Fulton Common Stock. Each share of Fulton Common Stock outstanding prior to the Merger remained outstanding. The issuance of shares of Fulton Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-292122) filed by Fulton with the Securities and Exchange Commission on December 12, 2025, as amended, and declared effective on December 23, 2025.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On April 1, 2026, Fulton issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not required in connection with this acquisition pursuant to Rule 3-05(b) of Regulation S-X.

(b) Pro Forma Financial Information.

Not required in connection with this acquisition pursuant to Article 11 of Regulation S-X.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 24, 2025, by and between Fulton Financial Corporation and Blue Foundry Bancorp (incorporated by reference to Exhibit 2.1 of Fulton Financial Corporation’s Form 8-K filed with the SEC on November 25, 2025).

99.1	Press Release, dated April 1, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2026	FULTON FINANCIAL CORPORATION

By: /s/ Natasha R. Luddington
Natasha R. Luddington
Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary